Exhibit 32
The following statement is being made to the Securities and Exchange Commission solely for the purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

    Re: Perrigo Company plc

Ladies and Gentlemen:
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), each of the undersigned hereby certifies that:
(i)this Annual Report on Form 10-K (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company plc.

Date:	February 26, 2026	/s/ Patrick Lockwood-Taylor
Patrick Lockwood-Taylor
Chief Executive Officer and President

Date:	February 26, 2026	/s/ Eduardo Bezerra
Eduardo Bezerra
Chief Financial Officer